Exhibit 99.1

News Release 55 Nod Road Avon, CT 06001 www.MagellanHealth.com

For Immediate Release
	Investor Contact:	Renie Shapiro
877-645-6464

	Media Contact:	Erin Somers
410-953-2405
443-831-4389 (cell)

MAGELLAN HEALTH SERVICES REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

Affirms 2009 Earnings Guidance

Board of Directors Authorizes $100 Million Share Repurchase

First Health Services Acquisition Expected to Close Today

Company Names Karen S. Rohan President

AVON, Conn. – July 31, 2009 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported financial results for the quarter ended June 30, 2009 and reaffirmed that it expects to end the year within its previously provided ranges of segment profit of $197.5 million to $217.5 million and earnings per share of $2.04 to $2.59, including projected results for First Health Services Corporation. The Company also said that its Board of Directors authorized a share repurchase program under which the Company may purchase up to $100 million of its outstanding common stock.

The Company’s acquisition of First Health Services Corporation from Coventry Health Care, Inc. (NYSE:CVH), announced last month, is expected to close later today.

In addition, the Company announced that Karen S. Rohan has been named president of Magellan, effective August 1, 2009.

Financial Results and Outlook

For the quarter ended June 30, 2009, the Company reported net revenue of $635.8 million and net income of $18.4 million, or $.53 per diluted common share. For the prior year quarter, net revenue was $656.9 million and net income was $21.9 million or $.54 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes) for the current year quarter was $46.7 million, compared with $55.4 million in the prior year quarter. The Company ended the quarter with unrestricted cash and investments of $286.1million.

For the six months ended June 30, 2009, the Company reported net revenue of $1.3 billion and net income of $32.0 million, or $0.90 per diluted common share.  For the prior year period, the Company reported net revenue of $1.3 billion and net income of $39.1 million, or $.97 per diluted common share.  Segment profit for the first six months of 2009 was $85.8 million versus $107.0 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

Chairman and Chief Executive Officer René Lerer, M.D., said, “Overall, our financial performance in the second quarter was in line with our expectations, with particularly strong performances in our radiology and specialty pharmacy business units. In our commercial behavioral health business, we began to see improvement in care costs in the subpopulation of a large risk contract that we had previously highlighted as exhibiting higher-than-expected cost of care. In collaboration with our customer, we have implemented a variety of initiatives that are beginning to mitigate this trend.”

“In the Medicaid business that we manage, as other managed care organizations have reported, we now are seeing increases in behavioral health care costs, driven primarily by higher than expected outpatient utilization,” Lerer said. “We continue to monitor this trend closely and are putting initiatives in place to address it. While it is perhaps premature to predict the full impact of our efforts to mitigate these increased costs, our guidance for the year reflects our best estimate of our expected results. And, it is important to note that, despite such pressures in the Medicaid portion of our business, our care cost trends in both our commercial and our public sector behavioral health segments are still within our expected ranges.”

“A highlight of our recent experience in the Medicaid arena is the achievement of a significant milestone in our management of the Maricopa County public sector behavioral health contract. This quarter we secured formal agreements for the transition of the remaining direct care facilities from Magellan to locally based provider network organizations. Thus, consistent with the State of Arizona’s charge when we were awarded the contract in 2007, we have executed on our commitment to drive the transformation of the mental health system in Maricopa County by creating a network of smaller, community-based organizations to enhance the delivery of care for consumers and their families,” Lerer said.

Regarding the Company’s financial outlook for the year, management continues to expect to generate fiscal 2009 segment profit in the range of $197.5 million to $217.5 million and net income in the range of $75.2 million and $95.5 million, yielding earnings per share in the range of $2.04 to $2.59, including projected results for First Health Services.

Chief Financial Officer Jonathan N. Rubin said, “It is important to remember that we have forecast segment profit for the second half of the year to be greater than the first half. Factors that will contribute include higher expected performance revenue related to our Maricopa County contract for state fiscal year 2009 than recognized for fiscal year 2008; lower projected cost of care in our behavioral health segment as a result of normal seasonality in combination with our care management efforts; and the impact of revenue growth over the balance of the year in our behavioral health and specialty pharmacy segments. Earnings from First Health Services also will contribute to this increase.”

Share Repurchase

Under the share repurchase program authorized by Magellan’s Board, the Company may purchase up to $100 million of its outstanding common stock over the next 24 months.

Stock repurchases under the program may be executed through open market repurchases, privately negotiated transactions, accelerated share repurchases or other means. The transactions will be made from time to time and in such amounts and via such methods as management deems appropriate and will be funded with cash on hand. The number of shares to be repurchased and the timing of repurchases will be based on several factors, including the pipeline of acquisition opportunities, cash balances and projected cash flow, access to capital, and yields on

- more -

2

investment income. The stock repurchase program may be limited or terminated at any time without prior notice.

Rubin noted, “As we have discussed in the past, in determining our capital deployment strategy, our priority is to continue to grow the Company – organically and through acquisitions. Nonetheless, our cash position affords us the opportunity to return a portion of our capital to our shareholders while also preserving sufficient capital to pursue M&A opportunities and other growth initiatives.”

First Health Services Acquisition and Service Agreements with Coventry

The Company expects its acquisition of First Health Services Corporation to be completed later today. Under the terms of the purchase agreement, Magellan will pay Coventry Health Care, Inc. $110 million in cash for the stock of First Health Services as well as certain other assets related to the operation of the First Health Services business. The Company will fund the transaction with cash on hand.

For the five months of 2009 post acquisition, First Health Services is expected to generate revenue of approximately $60 million and segment profit of $7.5 million. The Company expects the transaction to be accretive to earnings by $0.05 per share in 2009.

Implementation activity related to Magellan’s contracts with Coventry to manage advanced diagnostic imaging services and oncology, announced in conjunction with the First Health Services acquisition, is currently underway, with start-up slated for the fourth quarter.

Management Update

Karen S. Rohan, 46, will become president of Magellan Health Services effective August 1, 2009. In this role, she will be responsible for the strategic direction and profit and loss of Magellan’s existing business units and, with the close of the acquisition, the Company’s First Health Services business. Rohan has more than 18 years of experience in the health care industry and was most recently president of the Group Disability, Dental and Vision Care businesses of CIGNA Corporation. The role was the culmination of a career with CIGNA that included a number of positions with increasing responsibilities in business strategy, operations and finance, including positions as president of the company’s specialty businesses, which include behavioral health and pharmacy, chief underwriting officer for its health care business, and vice president and business financial officer for health care field operations. Earlier in her career, Rohan worked as a certified public accountant with a number of organizations, including Ernst & Young. She holds a bachelor’s degree in accounting from Boston College and an M.B.A. from Boston University.

“I am very pleased to welcome Karen to the Company and I look forward to adding her leadership, energy and strategic perspective to Magellan’s executive management team. She brings to our organization extensive expertise in specialty health care management, the business acumen necessary to achieving our strategic and financial objectives, and a strong commitment to meeting the needs of our customers, members, and other stakeholders,” Lerer said.

Separately, the Company has begun to implement its succession plan for the leadership of its ICORE subsidiary.  Alan Lotvin, M.D., 47, the division’s president, will ultimately succeed Raju Mantena in the role of CEO. Having fulfilled his obligations under the ICORE purchase agreement to manage the business for three years, Mantena, 41, has notified the Company that he intends to leave full-time employment with Magellan at the point when management feels comfortable that the leadership transition is complete. Mantena has agreed to provide ongoing support to the business as appropriate.

Lotvin joined Magellan in 2007 as senior vice president for oncology services and assumed the role of president earlier this year.  His background includes extensive experience in the pharmaceutical management industry with

3

Medco Health Solutions, most recently serving as president of specialty pharmacy services for the company. He also held a number of other positions in areas such as pharmacy contracting and consulting and medical policy and programs. More recently, Lotvin led a number of entrepreneurial ventures in health care, including serving as CEO of a start-up medical clinic company and as president and chief operating officer of a provider of medical education. Lotvin received his medical degree from the State University of New York-Health Sciences Center at Brooklyn and subsequently practiced cardiology. He also holds a master’s degree in medical informatics from Columbia University.

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern time on Friday, July 31. To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Second Quarter Earnings approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 800-274-8005 or 402-220-9722 (from outside the U.S.) to listen.

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009, and Magellan’s Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on April 30, 2009, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2009 segment profit, net income, earnings per share, care trends, the result of efforts to mitigate higher than originally expected health care costs in a portion of a commercial behavioral health customer contract and in the Medicaid business managed by the Company, the closure of the First Health Services acquisition, estimates of revenue and segment profit and accretion related to the acquisition of First Health Services, future share repurchases pursuant to the announced $100 million share repurchase, seasonality in care costs, the impact and timing of rate increases, the Company’s ability to recognize performance revenue for the 2009 contract year associated with its Maricopa County contract, new business and the succession of leadership at ICORE. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;

4

litigation; competition; operational issues; health care reform; the impact of varying economic and market conditions on the Company’s investment portfolio; the state of the national economy and adverse changes in economic conditions; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

# # #

5

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009 (1)	2008	2009 (1)

Net revenue	$656,858	$635,801	$1,307,148	$1,255,316

Cost and expenses:
Cost of care	458,090	443,048	912,164	874,766
Cost of goods sold	43,413	49,286	90,237	101,358
Direct service costs and other operating expenses (2)	106,483	102,934	216,231	205,998
Depreciation and amortization	14,523	10,516	28,897	21,559
Interest expense	1,017	657	2,232	1,084
Interest income	(3,716)	(1,734)	(9,209)	(4,045)
	619,810	604,707	1,240,552	1,200,720

Income from continuing operations before income taxes	37,048	31,094	66,596	54,596
Provision for income taxes	15,160	12,695	27,464	22,637
Net income	21,888	18,399	39,132	31,959
Other comprehensive (loss) income	(262)	66	(276)	(220)
Comprehensive income	$21,626	$18,465	$38,856	$31,739

Weighted average number of common shares outstanding — basic	39,961	34,955	39,848	35,578
Weighted average number of common shares outstanding — diluted	40,307	34,992	40,323	35,686

Net income per common share — basic	$0.55	$0.53	$0.98	$0.90
Net income per common share — diluted	$0.54	$0.53	$0.97	$0.90

(1)

For a more detailed discussion of Magellan’s results for the period ended June 30, 2009, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on July 31, 2009, and the live broadcast or taped replay of the Company’s earnings conference call on July 31, 2009, which will be available at www.MagellanHealth.com.

(2)

Includes stock compensation expense of $6,499 and $6,168 for the three months ended June 30, 2008 and 2009, respectively, and $18,517 and $12,600 for the six months ended June 30, 2008 and 2009, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2008	2009

Cash flows from operating activities:
Net income	$39,132	$31,959

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,897	21,559
Non-cash interest expense	1,355	456
Non-cash stock compensation expense	18,517	12,600
Non-cash income tax expense	19,367	13,343
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	37,500	40,956
Accounts receivable, net	(16,218)	(19,880)
Other assets	390	(23,604)
Accounts payable and accrued liabilities	11	(23,960)
Medical claims payable and other medical liabilities	(4,212)	(14,259)
Other	103	973
Net cash provided by operating activities	124,842	40,143

Cash flows from investing activities:
Capital expenditures	(16,687)	(12,457)
Acquisitions and investments in businesses, net of cash acquired	(425)	—
Purchase of investments	(203,745)	(144,370)
Maturity of investments	54,172	161,449
Net cash (used in) provided by investing activities	(166,685)	4,622

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(12,668)	(3)
Payments to acquire treasury stock	—	(64,019)
Proceeds from exercise of stock options and warrants	5,603	1,101
Other	2,789	2,531
Net cash used in financing activities	(4,276)	(60,390)
Net decrease in cash and cash equivalents	(46,119)	(15,625)
Cash and cash equivalents at beginning of period	312,372	211,825
Cash and cash equivalents at end of period	$266,253	$196,200

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Net revenue
- Commercial	$163,949	$160,190	$323,552	$318,943
- Public Sector	362,772	343,181	721,010	665,041
- Radiology Benefits Management	75,699	70,565	151,198	144,124
- Specialty Pharmaceutical Management	54,438	61,865	111,388	127,208
Total net revenue	656,858	635,801	1,307,148	1,255,316

Cost of care
- Commercial	85,129	88,851	166,702	178,637
- Public Sector	319,721	309,770	642,895	601,916
- Radiology Benefits Management	53,240	44,427	102,567	94,213
Total cost of care	458,090	443,048	912,164	874,766

Cost of goods sold - Specialty Pharmaceutical Management	43,413	49,286	90,237	101,358

Direct service costs and other operating expenses
- Commercial	38,144	38,008	75,569	76,533
- Public Sector	16,845	16,910	33,468	34,206
- Radiology Benefits Management	14,205	12,469	27,305	25,507
- Specialty Pharmaceutical Management	6,130	6,870	12,050	13,264
- Corporate & Other	31,159	28,677	67,839	56,488
Total direct services costs and other operating expenses	106,483	102,934	216,231	205,998

Stock compensation expense (1)
- Commercial	(249)	(188)	(672)	(520)
- Public Sector	(194)	(209)	(368)	(444)
- Radiology Benefits Management	(140)	(424)	(645)	(794)
- Specialty Pharmaceutical Management	(2,015)	(2,136)	(4,119)	(4,218)
- Corporate & Other	(3,901)	(3,211)	(12,713)	(6,624)
Total stock compensation expense	(6,499)	(6,168)	(18,517)	(12,600)

Segment profit (loss)
- Commercial	40,925	33,519	81,953	64,293
- Public Sector	26,400	16,710	45,015	29,363
- Radiology Benefits Management	8,394	14,093	21,971	25,198
- Specialty Pharmaceutical Management	6,910	7,845	13,220	16,804
- Corporate & Other	(27,258)	(25,466)	(55,126)	(49,864)
Total segment profit	$55,371	$46,701	$107,033	$85,794

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$55,371	$46,701	$107,033	$85,794
Stock compensation expense	(6,499)	(6,168)	(18,517)	(12,600)
Depreciation and amortization	(14,523)	(10,516)	(28,897)	(21,559)
Interest expense	(1,017)	(657)	(2,232)	(1,084)
Interest income	3,716	1,734	9,209	4,045
Income from continuing operations before income taxes	$37,048	$31,094	$66,596	$54,596

Membership
- Commercial				38.3
- Public Sector				1.8
- Radiology Benefits Management				17.0
Total membership				57.1

(1)

Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.